                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12
                             IMCO Recycling Inc.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             IMCO Recycling Inc.
- - - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              IMCO RECYCLING INC.

Dear Stockholder:

    You are cordially invited to the Annual Meeting of Stockholders of IMCO Recycling Inc. scheduled to be held at the Central Tower at Williams Square, twenty-sixth floor, LaCima Club, Lakeside Room, 5215 North O'Connor Blvd., Irving, Texas, on Friday, May 12, 1995, commencing at 9:00 A.M., Central time. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

    At the meeting, you will be asked to consider and elect three directors to serve until the 1998 Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to consider and approve amendments to the Corporation's 1992 Stock Option Plan and to consider and ratify the appointment of Ernst & Young LLP as the Corporation's independent accountants for 1995. Information concerning the Board nominees, the amended 1992 Stock Option Plan and the proposal regarding the Corporation's independent accountants, as well as other important information, is contained in the accompanying proxy statement which you are urged to read carefully.

    Whether or not you plan to attend in person and regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Corporation will be able to avoid the expense of further solicitation.

    On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                                        Sincerely,

                                                    FRANK H. ROMANELLI
                                                   PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER

April 10, 1995

                              IMCO RECYCLING INC.
                      5215 NORTH O'CONNOR BLVD., SUITE 940
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS 75039

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1995

To the Stockholders of
IMCO Recycling Inc.

    NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Stockholders of IMCO Recycling Inc. (the "Corporation") will be held at the Central Tower at Williams Square, twenty-sixth floor, LaCima Club, Lakeside Room, 5215 North O'Connor Blvd., Irving, Texas, on Friday, May 12, 1995, at 9:00 A.M., Central time, for the following purposes:

    1. To elect three Class I directors to hold office until the 1998 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified.

    2. To consider and approve certain amendments to the Corporation's 1992 Stock Option Plan.

    3. To consider and ratify the appointment of Ernst & Young LLP as the Corporation's independent accountants for 1995.

    4. To transact any other business which properly may be brought before the meeting and any adjournment thereof.

    Only holders of record of the Corporation's Common Stock at the close of business on March 24, 1995 are entitled to notice of and to vote at the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder at the Corporation's principal executive offices at 5215 North O'Connor Blvd., Suite 940, Central Tower at Williams Square, Irving, Texas for a period of ten days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE CORPORATION.

    This Notice, the accompanying Proxy Statement, and the Proxy enclosed herewith are sent to you by order of the Board of Directors of the Corporation.

                                                      PAUL V. DUFOUR
                                                        SECRETARY

Irving, Texas
April 10, 1995

                              IMCO RECYCLING INC.
                      5215 NORTH O'CONNOR BLVD., SUITE 940
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS 75039
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 1995

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The Board of Directors of the Corporation is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held in Irving, Texas on May 12, 1995 and at any adjournment thereof. The Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 10, 1995 in connection with this solicitation.

    This proxy solicitation is intended to afford stockholders the opportunity to vote on the matters set forth in the accompanying Notice of Annual Meeting dated April 10, 1995. The proxy permits stockholders to withhold voting for any or all nominees for election to the Corporation's Board of Directors (the "Board") and to abstain from voting on any other specified proposal if the stockholder so chooses.

    All holders of record of shares of the Corporation's Common Stock at the close of business on March 24, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, the Corporation had outstanding 11,511,788 shares of Common Stock, par value $.10 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter to come before the meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the meeting. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, provided a quorum is constituted, is required for the election of directors. All other action proposed herein may be taken upon the affirmative vote of a majority of the votes cast by the stockholders represented at the Annual Meeting, provided a quorum is constituted, except that the proposal to amend the 1992 Stock Option Plan requires the affirmative vote of holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at the meeting, so long as the total votes cast on the proposal represent more than 50% of the outstanding shares of Common Stock.

    With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposal to amend the 1992 Stock Option Plan will have the effect of a negative vote because that proposal requires the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote. Abstentions on all other proposals will not be counted in determining the votes cast on such proposals. Under the rules of The New York Stock Exchange, brokers who hold shares in street names for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the proposal to ratify the appointment of the auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the auditors, although a broker non-vote will not count as a vote cast in determining the total votes cast on the proposal to amend the 1992 Stock Option Plan.

    Any stockholder has the unconditional right to revoke his proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Corporation prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). Where a stockholder's duly executed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the shares will be voted (i) FOR the nominees for director identified below; (ii) FOR the approval of the proposal to amend the Corporation's 1992 Stock Option Plan; and (iii) FOR the ratification of the appointment of Ernst & Young LLP as the Corporation's independent accountants for 1995.

                              1996 ANNUAL MEETING

    The Board presently intends to hold the Corporation's next Annual Meeting of Stockholders on or about May 10, 1996. A Proxy Statement and Notice of such meeting will be mailed to all stockholders approximately one month prior to that date. In order to be eligible for inclusion in the Corporation's proxy statement for the 1996 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Corporation at its principal executive offices in Irving, Texas, by December 6, 1995. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                       VOTING AND PRINCIPAL STOCKHOLDERS

    At the Record Date, there were outstanding 11,511,788 shares of Common Stock which were held of record by 618 stockholders. The holders of the Common Stock have no appraisal or similar rights with respect to any of the matters being voted on at the Annual Meeting.

    The following table sets forth as of March 24, 1995, certain information with regard to the beneficial ownership of Common Stock by (i) all persons known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation; (ii) each director and nominee for director of the Corporation (see "Election of Directors"); (iii) each named executive officer of the Corporation; and (iv) all executive officers and directors as a group.

                                                                         SHARES UNDERLYING
                                                                         OPTIONS/WARRANTS      TOTAL
                       NAME OF                             NUMBER OF        EXERCISABLE     BENEFICIAL   PERCENT OF
                   BENEFICIAL OWNER                       SHARES (1)      WITHIN 60 DAYS     OWNERSHIP      CLASS
- - - ------------------------------------------------------  ---------------  -----------------  -----------  -----------
Don V. Ingram ........................................     1,160,212(2)        50,000         1,210,212        10.5%
 2200 Ross Ave.
 Suite 4500-E, LB 170
 Dallas, Texas 75201
FMR Corp. ............................................       788,200            --              788,200         6.9%
 82 Devonshire Street
 Boston, MA 02109 (3)
J. M. Brundrett.......................................        14,800            2,190            16,990       *
Ralph L. Cheek........................................        87,348           44,000           131,348         1.1%
John J. Fleming.......................................        18,218            2,190            20,408       *
Richard W. Hanselman..................................         1,000            1,915             2,915       *
Thomas A. James.......................................         4,200(4)         --                4,200       *
Don Navarro...........................................         1,000            2,190             3,190       *
Jack C. Page..........................................           100            2,190             2,290       *
Milan Resanovich......................................        40,000            2,190            42,190       *
Frank Romanelli.......................................         1,840            --                1,840       *
John B. Tuthill.......................................        13,000            2,190            15,190       *
Paul V. Dufour........................................        80,410           90,500           170,910         1.5%
Richard L. Kerr.......................................        40,339          112,000           152,339         1.3%
C. Lee Newton.........................................        --              118,800           118,800         1.0%
Thomas W. Rogers......................................        24,400           75,500            99,900       *
All Executive Officers and Directors as a group (15
 persons, including those individuals named above)....     1,486,867          505,855(5)      1,992,722        16.6%

- - - ------------------------
*    Less than 1%

(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes shares of Common Stock held by wives and minor children of such persons and corporations in which such persons hold a controlling interest.

(2) Represents 922,071 shares owned by Mr. Ingram directly, 78,141 shares owned by Mr. Ingram's wife and 160,000 shares held by trusts and custodial accounts created for the benefit of Mr. Ingram's children and relatives (of which Mr. Ingram is trustee). Substantially all of these shares have been pledged or are held in margin maintenance accounts.

(3) Information with respect to beneficial ownership of shares of Common Stock by FMR Corp. is based solely upon the latest report of FMR Corp. on
     Schedule 13G dated February 13, 1995 as filed with the Securities and Exchange Commission. FMR Corp. has sole power to vote or to direct the vote for 426,600 shares and sole power to dispose or to direct the disposition of 788,200 shares.

(4) Does not include shares owned by Raymond James & Associates, Inc. of which Mr. James is Chairman.

(5) Represents 50,000 shares which Mr. Ingram has the right to acquire pursuant to the terms of a warrant exercisable at $.10 per share and 455,855 shares represented by outstanding options under the Corporation's stock option plans granted to officers and directors of the Corporation which are exercisable within 60 days of March 24, 1995.

                             ELECTION OF DIRECTORS

GENERAL

    The Certificate of Incorporation of the Corporation provides that the number of directors which shall constitute the whole Board of Directors shall not be less than three, that the number of directors shall be fixed from time to time exclusively by the Board of Directors and that the directors shall be divided into three classes as nearly equal in number as possible. The term of office of the Class I directors expires at the Annual Meeting of Stockholders to be held on May 12, 1995, the term of office of the Class III directors expires at the 1996 Annual Meeting of Stockholders and the term of office of the Class II directors expires at the 1997 Annual Meeting of Stockholders.

    The persons named in the proxy will vote for Don V. Ingram, Thomas A. James and Frank H. Romanelli as nominees for election as Class I Directors except where authority has been withheld as to a particular nominee or as to all nominees. Mr. Ingram and Mr. Romanelli are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for any substitute designated by the Board.

         DIRECTORS AND NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

NOMINEES

CLASS I DIRECTORS
PRESENT TERM EXPIRES 1995.

                            NAME                              AGE
- - - ------------------------------------------------------------  ---
Don V. Ingram...............................................  59
Thomas A. James.............................................  52
Frank H. Romanelli..........................................  50

    Don V. Ingram has served as a director of the Corporation since 1988. He served as acting chief executive officer of the Corporation from August to December 1994 and formerly served as Chairman of the Board of International Metal Co., a predecessor company to the Corporation. Mr. Ingram played the major role in the Corporation's formation in 1986. Mr. Ingram has been owner and President since 1984 of Summit Partners Management Co., a private investment management company in Dallas. In addition, Mr. Ingram is a private investor in oil and gas exploration and development activities and served as Chairman of the Board of Directors of Grasso Corporation from 1985 to 1994. Mr. Ingram is also a director of Coastwide Energy Services, Inc.

    Thomas A. James has been since 1969, the Chairman of the Board and Chief Executive Officer of Raymond James Financial, Inc. and Chairman of Raymond James & Associates, Inc., an investment banking and securities firm located in St. Petersburg, Florida. Mr. James also serves as director and officer of various affiliated entities. He is also a director of Arbor Health Care Company, a publicly held health-care provider and World of Science, Inc.

    Frank H. Romanelli assumed his current position as President and Chief Executive Officer and director in January 1995. Mr. Romanelli previously served as executive vice president of Occidental

Chemical Corporation from 1990 to 1994, with responsibilities for long-term strategy, divestitures and acquisitions. He also headed Occidental's petrochemical business and its international division which operated 15 plants in seven countries.

DIRECTORS CONTINUING IN OFFICE

CLASS III DIRECTORS
PRESENT TERM EXPIRES 1996.

                            NAME                              AGE
- - - ------------------------------------------------------------  ---
J. M. Brundrett.............................................  70
Ralph L. Cheek..............................................  64
Jack C. Page................................................  69

    J. M. Brundrett, retired Doctor of Veterinary Medicine, has served as a director since March 1985. Prior to being selected as a director, Dr. Brundrett served on the Creditors' Committee in connection with the reorganization proceedings for Pioneer Texas Corporation, a predecessor of the Corporation. Dr. Brundrett is a private investor in real estate and securities.

    Ralph L. Cheek has served as a director since May 1987. Mr. Cheek was employed as President and Chief Executive Officer of International Metal Co., a predecessor of the Corporation, in April 1987 and served as Chairman, President and Chief Executive Officer of the Corporation from July 1988 to August 1994. Previously, Mr. Cheek held various positions with Kaiser Aluminum and Chemical Corporation, most recently as Vice President-Europe and Vice President-Pacific Northwest. He is serving as a consultant to the Corporation through April 30, 1995. See "Remuneration of Directors and Officers -- Directors' Compensation."

    Jack C. Page has served as a director since November 1991. Mr. Page is an independent management consultant with experience in conducting organizational, marketing, management and computer studies in both the private and public sectors. Before founding his own consulting business in 1972, Mr. Page headed the Dallas and Mexico City offices of Booz, Allen & Hamilton, Inc., an international consulting firm.

CLASS II DIRECTORS
PRESENT TERM EXPIRES 1997.

                            NAME                              AGE
- - - ------------------------------------------------------------  ---
John J. Fleming.............................................  55
Richard W. Hanselman........................................  67
Don Navarro.................................................  50

    John J. Fleming has served as a director since May 1989. Mr. Fleming is Chairman and Chief Executive Officer of Excel Energy Inc., a Canadian oil and gas exploration and production company. Mr. Fleming served as Chairman and Chief Executive Officer from 1980 until March 1991, of CanCapital Corporation, a Canadian merchant banking, securities investment, and oil and gas exploration and production company headquartered in Calgary, Alberta, Canada.

    Richard W. Hanselman has served as a director since May 1992. Mr. Hanselman has been principally engaged as a corporate director and consultant since 1986. He was Chairman and Chief Executive Officer of Genesco, Inc., an apparel company in Nashville, Tennessee, from 1980 through 1986. Mr. Hanselman is a director of Becton Dickinson & Co., Arvin Industries Inc., Healthtrust Inc., Foundation Health Corporation, Bradford Funds Inc., Benson Eye Care Corporation, and Gryphon Holdings Inc.

    Don Navarro has served as a director since June 1986. Mr. Navarro is president of Don Navarro & Associates, which provides specialized business and management services to public and private companies. Mr. Navarro serves as a director of Pizza Inn, Inc.

    Milan Resanovich and John B. Tuthill are currently Class I Directors who are not standing for re-election at the Annual Meeting. After the Annual Meeting, Mr. Tuthill will serve as a Director Emeritus to the Corporation for a one-year term.

    The Board recommends that stockholders vote FOR Don V. Ingram, Thomas A. James and Frank H. Romanelli as nominees for election to the Board at the Annual Meeting of Stockholders.

                      MEETINGS OF DIRECTORS AND COMMITTEES

    The Board held a total of eight Board meetings in 1994. Each director attended at least 75% of the meetings of the full Board and the committees of which he was a member held during 1994. The Board has established five standing committees to assist it in the discharge of its responsibilities.

    The Audit Committee reviews the professional services provided by the Corporation's independent accountants and the independence of such firm from management of the Corporation. This Committee also reviews the scope of the audit coverage, the annual financial statements of the Corporation, the adequacy of the Corporation's internal accounting controls and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Corporation as it may find appropriate or as have been brought to its attention. This Committee held two meetings in 1994. The members of the Audit Committee are Mr. Fleming, Chairman, Mr. Page and Mr. Tuthill.

    The Compensation Committee reviews and recommends the amount and form of compensation and benefits payable to all officers, advises and consults with management regarding the benefit plans and compensation policies and practices of the Corporation, and administers the Corporation's stock option and bonus plans. This Committee held four meetings in 1994. The members of the Compensation Committee are Mr. Navarro, Chairman, Mr. Fleming and Mr. Resanovich.

    The Investment and Finance Committee assists management in developing plans for implementing and financing investment and expansion strategies of the Corporation and presents its recommendations to the Board for its approval. This Committee held six meetings in 1994. The members of the Investment and Finance Committee are Mr. Ingram, Chairman, Dr. Brundrett, Mr. Cheek, Mr. Hanselman and Mr. Page.

    The Environmental Committee was established for the purposes of providing oversight and reviewing, reporting on and making recommendations to the Board regarding the Corporation's policies concerning environmental, health and safety matters affecting the Corporation. This Committee held one meeting in 1994. The members of the Environmental Committee are Mr. Resanovich, Chairman, Mr. Hanselman and Mr. Tuthill.

    The Committee on Directors was established for the purpose of recommending to the Board nominees for election or reelection as director and to recommend policies regarding certain Board governance issues. While the Committee on Directors normally is able to identify from its own resources an ample number of qualified candidates, it will consider stockholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the Secretary at the Corporation's address, and must be accompanied by detailed biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to the consideration of his or her name by the Committee on Directors. Additionally, there must be no legal impediments to the nominee serving as a director. However, the selection of nominees is solely within the discretion of the Board of Directors. The Committee on Directors held two meetings in 1994. The members of the Committee on Directors are Dr. Brundrett, Chairman, Mr. Ingram and Mr. Navarro.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The Corporation's executive compensation program is administered by the three-member Compensation Committee of the Board of Directors. Each member of the Committee is a non-employee director. During 1994 the Committee was comprised of Don Navarro, Chairman, John J. Fleming and Milan Resanovich.

COMPENSATION POLICY

    The goal of the Corporation's executive compensation policy is to support the overall objective of enhancing stockholder value, while at the same time attracting, motivating and retaining highly qualified and productive employees. It is the policy of the Corporation that a significant portion of the compensation paid to the executive officers should be based on the Corporation's results of operations and the price of its Common Stock. This policy aligns the interests of the Corporation's management and stockholders. To achieve this goal, the Corporation's executive compensation policies are designed to provide competitive levels of compensation that integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. The Corporation has maintained two stock option plans for a number of years, under which the benefits realized by executives are directly related to stock price performance. See "Proposal to Approve Amendments to the IMCO Recycling Inc. 1992 Stock Option Plan." To further this objective of linking compensation to Corporation performance, the Board also adopted the 1992 Bonus Participation Plan (the "1992 Bonus Plan" described below) which establishes a bonus pool based upon return on total assets from which yearly bonuses are paid to the officers and other key managers of the Corporation. The Board will continue to examine ways to more closely link its annual bonus and long-term incentive plans to the Corporation's stock performance. The objective is to create plans that strengthen the relationship between stockholder value and management incentive compensation.

    The 1993 Tax Act restricts the ability of a publicly-held corporation to deduct compensation in excess of $1,000,000 paid to its chief executive officer and the four most highly compensated officers. The Committee intends to maintain executive compensation packages below this threshold, and based on its current compensation structure, the Committee does not anticipate that any of the Corporation's relevant officers will reach the $1,000,000 threshold in the near future.

    For 1994, the executive compensation program consisted of base salary, the 1992 Bonus Plan and stock options that generally vest and become exercisable over a five-year period. Following is a description of the elements of the Corporation's executive compensation program and how each relates to the objectives and policy outlined above.

BASE SALARY

    The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, the Committee considers compensation levels for executive positions in the external market with similar duties and responsibilities, corporate and individual performance, as well as internal equity.

    Effective January 1, 1994, the base salary for Mr. Cheek, the Corporation's Chairman, President and Chief Executive Officer, increased 3.9% to $239,500. Mr. Cheek's base salary was increased 4.8% and 6.8%, respectively, for each of 1993 and 1992. Mr. Cheek's 1994 base salary increase reflected the Committee's recognition of Mr. Cheek's responsibility for implementing and sustaining the Corporation's expansion program, including the inception of a program to increase recycling capacity at the Corporation's Uhrichsville, Ohio plant and the acquisition of an additional facility in California.

    In August 1994, Mr. Cheek retired as the Corporation's President and Chief Executive Officer, although he remained as an employee of the Corporation and continued to receive his annual base salary for the remainder of 1994. Following Mr. Cheek's retirement as President, Don V. Ingram, a director of the Corporation, served for the remainder of 1994 as the Corporation's Co-Chairman (with Mr. Cheek) and as acting Chief Executive Officer. While Mr. Ingram received no salary for his service as acting Chief Executive Officer, the
Committee granted Mr. Ingram a one-time bonus of $50,000 and options to purchase up to 50,000 shares of Common Stock in recognition of his service to the Corporation from August to December 1994. In addition, Mr. Ingram receives $10,000 per month pursuant to a Consulting Agreement with the Corporation. See "Remuneration of Directors and Officers."

ANNUAL BONUS

    The Board adopted the 1992 Bonus Plan in order to provide a link between the value created for stockholders and bonus incentives paid to executives. The Bonus Plan establishes a bonus pool which is funded by a portion of the Corporation's income before interest and taxes that exceeds a threshold return on total assets. Under this plan, executives do not receive any incentive bonus until fiscal year consolidated net income before interest and taxes exceeds 12.5% of total assets. Individual awards for senior management are based upon a pro-rata allocation of the bonus pool based on the individual's "bonusable income" (an amount derived from that individual's base salary for that year). The Committee may increase or decrease an individual's bonusable income for purposes of the bonus pool allocation based on the individual's achievement of personal goals set for that individual under the Plan and an evaluation of performance by the Committee.

LONG-TERM INCENTIVES

    Through annual grants of stock options to the named executives and others, the Corporation's philosophy for long-term incentives is to retain and motivate executives to improve long-term corporate performance and stock value.

    The 1992 Stock Option Plan (the "1992 Plan") provides for options to be granted having an exercise price equal to at least the market value on the date of grant. Generally, grants of options vest in equal increments over five years. To encourage early exercise and stock retention, the 1992 Plan provides for a reload option feature which results in automatic additional stock option grants if a participant delivers Common Stock in payment of the option exercise price, and provisions which restrict the disposition of a portion of the Common Stock received by a participant upon exercise for a specified period of time while employed by the Corporation. See "Proposal to Approve Amendments to the IMCO Recycling Inc. 1992 Stock Option Plan."

    In addition, options have been granted under the Amended and Restated Stock Option Plan (the "1990 Plan"). Outstanding nonqualified options under the 1990 Plan are exercisable at an exercise price equal to not less than 85% of market value on the date of grant.

    During 1994, the Committee granted to Mr. Ingram and the Named Executive Officers options covering an aggregate of 217,000 shares of Common Stock at exercise prices ranging from $12.325 per share to $13.375 per share. At December 31, 1994, Messrs. Cheek and Ingram and the Named Executive Officers held options covering an aggregate of 753,000 shares of Common Stock, of which 440,800 shares were vested and exercisable. See "Remuneration of Directors and Officers."

CHIEF EXECUTIVE OFFICER COMPENSATION

    The factors which the Committee considered in determining Mr. Cheek's compensation for fiscal 1994 were generally the same as those discussed above for the executive officers of the Corporation. However, in assessing Mr. Cheek's compensation levels, the Committee focused to a slightly greater degree, as it had in past years, on corporate financial performance goals, such as earnings per share. In assessing Mr. Ingram's bonus and option awards for 1994, the Committee considered the extraordinary nature of Mr. Ingram's services, his efforts along with other Board members in finding a new Chief Executive Officer for the Corporation, his institution of certain management structural changes and cost identification and containment programs and his overall efforts to provide a successful transition between Mr. Cheek's and Mr. Romanelli's tenures. The Committee also considered Mr. Ingram's Consulting Agreement pursuant to which the Corporation pays Mr. Ingram a consulting fee of $10,000 per month. The Corporation awarded Mr. Ingram a one-time bonus of $50,000 in

December 1994, recognizing his contributions and service to the Corporation as acting Chief Executive Officer. Neither Mr. Ingram nor Mr. Cheek have received director's or committee member's fees for their services as directors.

    The Corporation's employment agreement with Mr. Cheek provided him with an annual base salary and eligibility to participate in Corporation bonus programs and other benefit programs available to employees. As noted above, in 1994 Mr. Cheek's base salary was increased by 3.9% to $239,500 from the $230,500 annual base level for 1993. See "Remuneration of Directors and Officers -- Employment Agreements" and "-- Director's Compensation."

    As described above, the 1992 Bonus Plan is based upon annual returns on total assets of the Corporation. Mr. Cheek's degree of participation in the total bonus amounts awarded under this plan for 1994 was based in part upon the objective formula criteria set forth in the plan and in part on Mr. Cheek's limited length of service as Chief Executive Officer in 1994. Based on these factors, Mr. Cheek received an aggregate of $103,980 pursuant to the 1992 Bonus Plan during the year ended December 31, 1994. Under the terms of the 1992 Bonus Plan, Mr. Ingram was not eligible to participate in the bonus pool under this Plan.

    Mr. Ingram's participation in option grants made by the Corporation in 1994 was based in part upon his responsibilities and contributions as acting Chief Executive Officer. During 1994, the Committee awarded options to purchase 50,000 shares of Common Stock under the 1992 Plan to Mr. Ingram. This option is subject to stockholder approval of the proposal to amend the 1992 Stock Option Plan.

    As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. In the aggregate, 38% of the Named Executive Officers' cash compensation for 1994 was derived from incentives directly linked to corporate performance. Mr. Cheek received 30% of his cash compensation from incentives, while Mr. Ingram received 100% of his cash payments from incentives. The Committee believes that compensation levels during 1994 adequately reflected the Corporation's compensation goals and policies.

                             COMPENSATION COMMITTEE

      Don Navarro, Chairman           John J. Fleming           Milan Resanovich

    The Compensation Committee Report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Navarro, Fleming and Resanovich served on the Compensation Committee of the Board of Directors in 1994. No member of the Compensation Committee has ever served as an executive officer or as an employee of the Corporation. Don Navarro & Associates, a specialized business and management services company of which Mr. Navarro is the president and owner, provides consulting services to the Corporation from time to time. In 1994, the Corporation paid approximately $59,000 to Don Navarro & Associates as consulting fees in connection with certain litigation matters to which the Corporation was a party.

                         STOCK PRICE PERFORMANCE GRAPH

    The following performance graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock (as measured by dividing: (i) the difference between the Common Stock share price at the end and the beginning of the measurement period by (ii) the Common Stock share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) The Standard and Poor's 500 Index, (2) The Standard and Poor's Small Cap 600 Index and (3) an index of peer companies selected by the Corporation consisting of: Wellman Inc., Safety-Kleen Corp., Proler International Corp., EnviroSource Inc. and Allwaste Inc. The Corporation considers itself a part of the resource recovery industry, along with the companies in the peer index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG IMCO RECYCLING, THE S&P 500 INDEX, THE S&P SMALLCAP 600 INDEX AND A PEER
                                     GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           IMCO RECYCLING INC.   PEER GROUP    S&P 500    S&P SMALLCAP 600
1989                       100           100        100                 100
1990                       100            79         97                  76
1991                       104            87        126                 113
1992                       237            87        136                 137
1993                       190            69        150                 163
1994                       239            84        152                 155

* $100 INVESTED ON 12/31/89 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

    The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     REMUNERATION OF DIRECTORS AND OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Corporation to or on behalf of the Corporation's chief executive officer and each of the other most highly compensated executive officers of the Corporation determined as of the end of the last fiscal year (herein referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1994, 1993, and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                                COMPENSA-
                                                   ANNUAL COMPENSATION         TION AWARDS
                                              ------------------------------   -----------
                                                                    OTHER      SECURITIES
                                                                    ANNUAL     UNDERLYING   ALL OTHER
          NAME AND PRINCIPAL                                      COMPENSA-      OPTIONS    COMPENSA-
               POSITION                 YEAR   SALARY   BONUS(1)     TION          (#)       TION(2)
- - - --------------------------------------  ----  --------  --------  ----------   -----------  ---------
R. L. Cheek ..........................  1994  $239,500  $103,980    --             --       $ 18,398
 President and Chief Executive Officer  1993  $230,500  $109,229    --             22,000   $ 23,393
                                        1992  $220,000  $168,990  $ 4,500          22,000   $ 22,474

D. V. Ingram .........................  1994     --     $ 50,000    --             50,000      --
 Acting Chief Executive Officer

R. L. Kerr ...........................  1994  $193,867  $120,438    --             60,000   $ 11,229
 President -- Metals                    1993  $180,700  $ 81,045    --             20,000   $ 17,195
 Division and Chief                     1992  $172,000  $124,544  $ 4,500          20,000   $ 17,231
 Operating Officer

P. V. Dufour .........................  1994  $157,333  $ 92,298    --             67,000   $ 11,521
 Executive Vice President, Chief        1993  $141,500  $ 66,860    --             17,500   $ 15,491
 Financial Officer and Secretary        1992  $134,000  $ 89,356                   17,500   $ 16,079

T. W. Rogers .........................  1994  $148,500  $ 95,495    --             20,000   $ 11,111
 Senior Vice President, Marketing and   1993  $141,000  $ 66,577    --             17,500   $ 15,073
 Sales                                  1992  $134,000  $ 89,356                   17,500   $ 15,757

C. L. Newton .........................  1994  $132,500  $ 83,171  $24,252(3)       20,000   $ 11,012
 Senior Vice President, Operations      1993  $123,000  $ 54,389  $23,189(3)       13,000   $ 14,416

- - - ------------------------
(1) Amounts represent cash payments made under the 1992 Bonus Plan to named executive officers (a) in 1995 and 1994 with respect to fiscal year 1994;
     (b) in 1994 and 1993 with respect to fiscal year 1993; and (c) in 1993 and 1992 with respect to fiscal year 1992.

     A preliminary calculation is made in December of each year, and 80% of a preliminary bonus amount is then paid. A final bonus calculation is made after the Corporation's independent accountants have completed the annual audit. The difference between the final bonus calculation and the preliminary bonus paid in December is then paid.

(2) Represents compensation paid or accrued pursuant to the Corporation's Profit Sharing Retirement Plan and Executive Life and Health Insurance Programs described below.

        PROFIT SHARING RETIREMENT PLAN. All employees of the Corporation who have served for at least one year are eligible to participate in the Corporation's Profit Sharing Retirement Plan. Corporation contributions are determined annually by the Corporation and may be as much as 15% of annual covered compensation. Participants are not required or permitted to make contributions to the Plan.

        The Corporation contributed the following amounts to the Profit Sharing Retirement Plan for the accounts of the named executive officers during 1994, 1993 and 1992:

                                                                         1994       1993       1992
                                                                       ---------  ---------  ---------
Ralph L. Cheek.......................................................  $  10,500  $  16,509  $  16,592
Don V. Ingram........................................................     --         --         --
Richard L. Kerr......................................................     10,500     16,509     16,592
Paul V. Dufour.......................................................     10,500     14,552     15,218
Thomas W. Rogers.....................................................     10,500     14,502     15,218
C. Lee Newton........................................................     10,500     13,935     --

        EXECUTIVE LIFE INSURANCE PROGRAMS. Under the terms of a supplemental term life insurance policy provided to Mr. Cheek, a benefit of $600,000 would be payable to the beneficiaries of Mr. Cheek. In 1994, 1993 and 1992, the Corporation paid premiums of $7,898, $6,884 and $5,882, respectively, with respect to Mr. Cheek's supplemental term life insurance policy. The Corporation also has entered into split-dollar life insurance agreements with Messrs. Kerr, Dufour, Rogers and Newton to provide each of them with death benefits of $500,000 ($350,000 in the case of Mr. Newton) under life insurance policies. Under each split-dollar agreement, the Corporation initially "owns" the "cash value element" of the insurance policy, which is defined as the greater of the cash surrender value of the policy and the premiums the Corporation has previously paid. The employee "owns" the difference between the face amount of the policy and the amount of the policy owned by the Corporation. The Corporation will, pursuant to the split-dollar agreements, transfer a portion of its ownership interest in the respective policies each year to Messrs. Kerr, Dufour, Rogers and Newton, beginning at age 62 and continuing until the policies are owned solely by them at age 65.

        Under the split-dollar life insurance agreements, the Corporation paid the following premiums on behalf of the following officers with respect to term life insurance portions of these policies during 1994, 1993 and 1992:

                                                                                 1994       1993       1992
                                                                               ---------  ---------  ---------
Richard L. Kerr..............................................................  $     729  $     686  $     639
Paul V. Dufour...............................................................      1,021        939        861
Thomas W. Rogers.............................................................        611        571        539
C. Lee Newton................................................................        512        481     --

(3) Represents reimbursement of moving expenses to Mr. Newton under the Corporation's relocation policy. Mr. Newton relocated from Morgantown, Kentucky to Rockwood, Tennessee in 1993 and to Irving, Texas in 1994.

STOCK OPTIONS

    The options shown below were awarded during 1994 pursuant to the 1990 and 1992 Option Plans:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                          ------------------------------------------------------
                                           PERCENT OF
                            NUMBER OF     TOTAL OPTIONS                              POTENTIAL REALIZABLE VALUE AT
                            SECURITIES     GRANTED TO    EXERCISE                 ASSUMED ANNUAL RATES OF STOCK PRICE
                            UNDERLYING      EMPLOYEES     OR BASE                  APPRECIATION FOR OPTION TERM (2)
                             OPTIONS        IN FISCAL      PRICE     EXPIRATION   -----------------------------------
NAME                      GRANTED (1)(#)    YEAR (%)      ($/SH)        DATE         0%          5%          10%
- - - ------------------------  --------------  -------------  ---------  ------------  ---------  ----------  ------------
R. L. Cheek.............        --             --           --           --          --          --           --
D. V. Ingram............     50,000(3)          12.8%    $  13.375    12/15/2004  $     -0-  $  420,570  $  1,065,813
R. L. Kerr..............     30,000(3)(4)        7.7%    $  12.325    10/12/2004  $  65,250  $  338,817  $    758,526
R. L. Kerr..............     30,000(5)           7.7%    $  13.375    12/15/2004  $     -0-  $  252,342  $    639,488
P. V. Dufour............     45,000(3)(4)       11.5%    $  12.325    10/12/2004  $  97,875  $  508,226  $  1,137,790
P. V. Dufour............     22,000(5)           5.6%    $  13.375    12/15/2004  $     -0-  $  185,051  $    468,957
T. W. Rogers............     20,000(5)           5.1%    $  13.375    12/15/2004  $     -0-  $  168,228  $    426,325
C. L. Newton............     20,000(5)           5.1%    $  13.375    12/15/2004  $     -0-  $  168,228  $    426,325
Executive Group.........    297,000            --           --           --          --          --           --
Non-Employee Director
 Group..................      7,847            --        $  13.375       --          --          --           --
Nominees for Director
 Group..................        --             --           --           --          --          --           --
Non-Executive Officer
 Employee and Consultant
 Group..................     85,000            --        $  13.375       --          --          --           --

- - - --------------------------
(1)  All options were granted under the 1992 Plan unless otherwise noted.

(2) Potential realizable value is the amount that would be realized upon exercise by the named executive officer of the options immediately prior to the expiration of their respective terms, assuming the specified annualized rates of appreciation on the Common Stock over the respective terms of the options. The 0% column indicates such value at grant date market price for options granted having exercise prices below market price at date of grant.

(3) These options will vest in three equal annual increments beginning on the first anniversary date of the grant. The Plan provides that in the event of a "Change in Control" of the Corporation, all stock options will become fully vested.

(4)  Options granted pursuant to the 1990 Plan.

(5) The options granted will vest in five equal annual increments beginning November 1, 1995 and are subject to the same "Change in Control" provisions as discussed in footnote (3) above.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to the named executive officers concerning the exercise of options granted under the 1990 Plan during the last fiscal year and unexercised options under the 1990 Plan and the 1992 Plan held as of the end of the fiscal year:

    AGGREGATED OPTION EXERCISES IN 1994 AND DECEMBER 31, 1994 OPTION VALUES

                                                                  EXERCISABLE                UNEXERCISABLE
                                                           --------------------------  -------------------------
                                                            NUMBER OF                   NUMBER OF
                                                             SHARES                      SHARES
                                                           UNDERLYING     VALUE OF     UNDERLYING     VALUE OF
                                                           UNEXERCISED   UNEXERCISED   UNEXERCISED  UNEXERCISED
                                   SHARES                  OPTIONS AT   IN-THE-MONEY   OPTIONS AT   IN-THE-MONEY
                                 ACQUIRED ON     VALUE      12/31/94     OPTIONS AT     12/31/94     OPTIONS AT
NAME                             EXERCISE(#)  REALIZED(1)      (#)      12/31/94 (2)       (#)      12/31/94 (2)
- - - -------------------------------  -----------  -----------  -----------  -------------  -----------  ------------
R. L. Cheek....................      42,000   $   297,150      44,000   $      66,000      --            --
D. V. Ingram...................      --           --           --            --            50,000    $   87,500
R. L. Kerr.....................      --           --          112,000   $   1,148,000      88,000    $  178,500
P. V. Dufour...................      --           --           90,500   $     685,750      91,500    $  201,250
T. W. Rogers...................      --           --           75,500   $     548,125      44,500    $   71,750
C. L. Newton...................      --           --          118,800   $   1,054,685      38,200    $   62,300

- - - ------------------------
(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The last reported sale price of the Common Stock on The New York Stock Exchange composite tape on December 31, 1994 was $15.125 per share.

EMPLOYMENT AGREEMENTS

    The Corporation has entered into employment agreements with its five executive officers named below.

    Mr. Romanelli's employment agreement expires December 31, 1995, but may be extended by mutual agreement. The agreement provides for Mr. Romanelli to be employed as President and Chief Executive Officer of the Corporation at an annual base salary of $275,000, and authorizes the grant to Mr. Romanelli of a non-qualified option under the 1992 Option Plan to purchase 80,000 shares. The agreement also authorizes a bonus for fiscal 1995 for Mr. Romanelli in an amount not less than $100,000. If the Corporation terminates Mr. Romanelli's employment without cause before the expiration of the term of the agreement, Mr. Romanelli will be entitled to receive severance pay equal to one year's salary, plus a pro rata portion of his 1995 bonus. Mr. Romanelli's contract also provides for supplemental life insurance benefits, similar to those described above in note
(2) to the Summary Compensation Table.

    The employment agreements with Messrs. Kerr, Dufour, Rogers and Newton have been extended for an additional three months to expire on June 30, 1995, and provide for each officer to be employed in his current position at an annual base salary which may be increased from time to time by the Board of Directors of the Corporation. Each of the named executives is also entitled to receive severance pay in an amount equal to one and one-half times his annual base salary if his employment is terminated without cause or for "Good Reason" after a "Change in Control" of the Corporation (see below).

    "Good Reason" is defined in the employment agreements of Messrs. Kerr, Dufour, Rogers and Newton to include a material change in the employee's duties, a relocation of the employee, or the failure by the Corporation to obtain the assumption of the employee's employment agreement by any successor to the Corporation. "Change in Control" is defined as the occurrence of any of the following events: (i) a consolidation or merger in which the Corporation does not survive, unless the Corporation's stockholders retain the same proportionate common stock ownership in the surviving Corporation after the merger, or a sale of all or substantially all of the Corporation's assets, (ii) the approval by the Corporation's stockholders of a plan to dissolve or liquidate the Corporation, (iii) a third party acquires 50.1% or more of the Corporation's voting securities, or (iv) during any two-year period, persons who constituted a majority of the Board at the beginning of such period cease to serve as directors for any reason other than death, unless each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the two-year period.

DIRECTORS' COMPENSATION

    Non-employee directors of the Corporation (other than Mr. Ingram and Mr. Cheek) and Directors Emeritus are presently entitled to receive directors' fees of $20,000 per year. In addition, any director serving as a member of a committee of the Board is entitled to receive $750 per committee meeting attended and $250 for telephonic meetings. Chairmen of the Compensation and the Investment and Finance Committees are to receive an annual retainer of $4,000; the Chairmen of the other standing committees are to receive annual retainers of $2,000. The 1992 Option Plan provides that each non-employee director will automatically be granted on December 15th of each year a nonqualified stock option to purchase that number of shares of Common Stock determined by dividing the annual director's fee then in effect by the fair market value per share of Common Stock on that date. On December 15, 1994, pursuant to the 1992 Plan, each such non-employee director was granted an option to purchase 1,121 shares of Common Stock. The exercise price per share with respect to these options granted is $13.375. See "Proposal to Approve Amendments to the IMCO Recycling Inc. 1992 Stock Option Plan."

    In 1985 the Corporation entered into a Consulting Agreement with Mr. Ingram on a year-to-year basis with respect to certain operations of the Corporation at a rate of $10,000 per month. In 1987, the Board determined to continue this arrangement on a month-to-month basis. A total of $120,000 was paid to Mr. Ingram under the Consulting Agreement during 1994.

    In October 1994, the Corporation entered into a consulting agreement with Mr. Cheek, which commenced effective January 1, 1995. Under the agreement, Mr. Cheek is engaged as consultant and advisor to the Corporation in connection with certain international projects. The agreement is to terminate on April 30, 1995. The agreement provides that Mr. Cheek is to be paid a $10,000 retainer per month, plus reimbursement for related out-of-pocket expenses, medical insurance coverage and a $1,500 overhead allowance. Upon expiration, Mr. Cheek will be entitled to receive severance pay in an amount equal to his 1994 annual base salary. The agreement contains provisions granting to Mr. Cheek certain rights to indemnification with respect to certain ongoing litigation involving specified claims against the Corporation and Mr. Cheek.

                              CERTAIN TRANSACTIONS

    The Corporation and Mr. Ingram are parties to an Amended and Restated Registration Agreement dated September 30, 1988 (the "Registration Agreement"). The agreement grants to Mr. Ingram and certain former partners of PTX Partners, a former limited partnership of which Mr. Ingram was general partner, collectively, rights to one demand registration and unlimited piggyback registrations. (PTX Partners was dissolved and liquidated in November 1989.)

    See also "Remuneration of Directors and Officers -- Directors' Compensation" and "Compensation Committee Interlocks and Insider Participation."

           PROPOSAL TO APPROVE AMENDMENTS TO THE IMCO RECYCLING INC.
                             1992 STOCK OPTION PLAN

GENERAL

    The Corporation's 1992 Stock Option Plan (the "1992 Plan") was adopted in 1992. In December 1994, the Board approved, subject to approval by the Corporation's stockholders, certain amendments to the 1992 Plan. The principal amendments to the 1992 Plan are as follows:

        (i) To increase the authorized number of shares of Common Stock issuable upon the exercise of options granted under the terms of the 1992 Plan from 600,000 to 1,150,000 shares;

        (ii) To increase the class of eligible participants under the 1992  Plan
    to   include  officers   (which  includes  non-employee   officers)  of  the
    Corporation and consultants and similar advisors to the Corporation;

        (iii) To vest additional authority in the Committee to accelerate the date upon which options granted under the 1992 Plan become exercisable;

        (iv) To clarify certain provisions applicable to incentive stock options as required by the Internal Revenue Code of 1986 (the "Code"); and

        (v) To delete in most instances the requirement under the 1992 Plan that options shall not be exercisable during the six months' period after the date of grant.

    The provisions of the 1992 Plan, as proposed to be amended and restated, are summarized below. The statements herein concerning the terms and provisions of the 1992 Plan are summaries only and are qualified in their entirety by reference to the full text of the 1992 Plan, as so proposed to be amended and restated, a copy of which is attached hereto as Appendix I.

    As of March 24, 1995, options to purchase 576,402 shares of Common Stock had been granted to 43 persons and were outstanding under the 1992 Plan at exercise prices ranging from $13.375 to $14.75 per share, leaving 23,598 shares of Common Stock available for option grants. As of the same date, only 12,400 shares remained available for grant pursuant to the 1990 Plan.

    The Board considers that stockholder approval of the amendments to the 1992 Plan is advisable due to the relatively low number of shares that remain available for option grants. In addition, by expanding the class of eligible participants to include consultants and officers, the Board of Directors believes that the amended 1992 Plan will allow the Corporation to continue to emphasize equity-based compensation and additional flexibility in structuring compensation packages, not only for employees but also for non-employee officers, directors, advisors and consultants to the Corporation. Formerly, shares registered under compensatory benefit plans such as the 1992 Plan were only available to employees and directors under Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act"). In recent years, the Commission amended this Form to, in effect, permit certain consultants and advisors to a publicly-held company to receive shares registered under the 1933 Act under such a plan.

    As an example of this, the Corporation entered into a consulting agreement with Ralph L. Cheek which provided that Mr. Cheek could be eligible for grants of non-qualified options as part of his overall compensation for his consulting services. See "Remuneration of Officers and Directors -- Directors' Compensation." If the amendments are approved, the Committee will have the flexibility to grant options to outside consultants and advisors who make significant contributions to the growth and success of the Corporation. Similarly, the Board recognized that, from time to time, other non-employee individuals may be called upon to contribute their services to the Corporation. From August through December 1994, Mr. Ingram served the Corporation as acting Chief Executive Officer, although he was not an employee of the Corporation and was also not entitled to grants of options under the 1992 Plan to non-employee directors because he did not receive directors' fees. See "Compensation Committee Report to Stockholders." Accordingly, the Committee recommended that the Board amend the Plan in order to give the Corporation the flexibility to make grants of options to non-employee officers, such as Mr. Ingram and others, to award them for their efforts without the use of Corporation cash.

    Assuming the stockholders approve the proposal to amend the 1992 Plan, key employees, consultants and officers of the Corporation and its subsidiaries and non-employee directors of the Corporation will be eligible to receive options under the 1992 Plan. The purposes of the 1992 Plan are to attract and retain directors and key employees, consultants and officers and to encourage performance by providing such persons with a proprietary interest in the Corporation through the granting of stock options. The proceeds from the sale of Common Stock pursuant to the exercise of options granted under the 1992 Plan will be added to the general funds of the Corporation and used for general corporate purposes.

    The 1992 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974. At December 31, 1994, the Corporation estimates that approximately 43 employees, directors, consultants and officers were eligible to participate in the 1992 Plan, all of whom were then participants.

    Unless sooner terminated by action of the Board, the 1992 Plan will terminate on December 15, 2002, and thereafter no options may be granted thereunder.

NEW PLAN BENEFITS

    For information concerning stock options granted during 1994 under the 1992 Plan to each of Messrs. Cheek and Ingram (each of whom served at least part of the year as the Corporation's Chief Executive Officer), the Named Executive Officers, the Corporation's executive officers as a group, all non-employee directors as a group, and all non-executive employees and consultants as a group, see "Remuneration of Directors and Officers -- Stock Options." There are currently 34 employees, 1 consultant and 8 non-employee directors or officers eligible to participate in the 1992 Plan.

    As of March 24, 1995, the aggregate market value of the shares of Common Stock underlying outstanding options under the 1992 Plan was $8,934,231 (based on the closing sales price per share of $15.50 on the New York Stock Exchange Composite Tape on such date.)

TERMS OF THE 1992 PLAN AND AGREEMENTS

    NON-EMPLOYEE DIRECTORS. On December 15 of each year, all directors of the Corporation who are not employees will receive a nonqualified stock option to purchase that number of shares of Common Stock determined by dividing the annual director's fee paid or accrued to be paid to that director with respect to the 12-month period immediately preceding such date of grant, by the fair market value per share of Common Stock on such date of grant. The exercise price for non-employee director options will be equal to the fair market value per share of Common Stock on the date of grant, and all such options shall vest and become fully exercisable after the expiration of six months after the date of grant. The term of each non-employee director option will expire ten years from the date of grant, subject to earlier expiration upon death, disability, retirement or termination of service, as described below. All grants of options to non-employee directors under the 1992 Plan will be automatic without any discretion on the part of the Compensation Committee with respect to the grantee, the number of shares of Common Stock subject to options to be granted, the term of the options and the exercise price of the options.

    EMPLOYEES, CONSULTANTS AND OFFICERS. The Compensation Committee will have authority to grant stock options to key employees, consultants and officers of the Corporation (including non-employee officers), or any majority-owned subsidiary at such time, in such amounts and under such terms as the Compensation Committee determines in accordance with the 1992 Plan.

    LIMITS ON OPTIONS. The exercise price for a nonqualified stock option cannot be less than the fair market value per share of Common Stock on the date of grant. The exercise price for an incentive stock option cannot be less than 100% (110% in the case of certain employees owning more than 10% of the outstanding shares of Common Stock) of the fair market value of the Common Stock on the date of grant. The option period may not extend longer than ten years from the date the option is granted and, in the case of incentive stock options, is limited to five years from the date of grant for certain eligible participants owning more than 10% of the outstanding shares of Common Stock. Notwithstanding any other provisions of the 1992 Plan, incentive stock options will terminate not later than 90 days after termination of an employee's service to the Corporation, unless such termination results from the death or permanent disability of the participant, in which case the option shall expire 180 days after the date of such termination.

    The options granted and to be granted under the 1992 Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the Code or the Employee Retirement Income Security Act of 1974. The exercise of incentive stock options shall be subject to a $100,000 calendar year limit based on the fair market value of the Common Stock at the time the option was granted. During the lifetime of the optionee, his stock options may be exercised only by him unless the particular stock option agreement provides that his guardian or legal representative may do so.

    EXERCISE OF OPTIONS; RELOAD OPTIONS. The exercise price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of exercise (or in any combination of cash and shares of Common Stock having an aggregate fair market value equal to the exercise price). In the event that shares are delivered by a participant in payment of all or a portion of the exercise price and/ or shares are delivered to, or withheld by, the Corporation in payment of the Corporation's tax withholding obligations upon exercise, the participant so exercising a nonqualified stock option shall automatically be granted a nonqualified stock option (or a participant so exercising an incentive stock option shall automatically be granted an incentive stock option) (in either case, a "Reload Stock Option") to purchase that number of shares so delivered to, or withheld by, the Corporation at an exercise price equal to the fair market value per share of Common Stock on such date of exercise. The option period for a Reload Stock Option will expire on the expiration date of the stock option it replaces.

    In the event that a participant exercises a stock option and receives a Reload Stock Option as described above, the participant cannot transfer or pledge that number of shares received by the participant which is equal to one-half of the total number of shares delivered to and/or withheld by, the Corporation upon the participant's exercise of the stock option (the "Restricted Stock"), until the earliest to occur of the following events: (i) the expiration of five years from the date of issuance of the Restricted Stock, (ii) in the case of an employee, the retirement of such participant from the Corporation or the subsidiary in accordance with standard retirement policies, (iii) in the case of a non-employee director, officer or consultant of the Corporation, the cessation of service to the Corporation of such participant in such capacity,
(iv) the death of such participant, (v) the total and permanent disability of such participant, or (vi) a "Change in Control" of the Corporation (defined below). Except for these restrictions on transfer, participants receiving shares of Restricted Stock shall have all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends or other distributions thereon.

    The amendments to the 1992 Plan provide that the Committee is vested with full authority to accelerate the date on which options become exercisable.

    TERMINATION OF EMPLOYMENT OR SERVICE. The 1992 Plan states that upon termination of an optionee's employment or service with the Corporation by reason of death, total and permanent disability, retirement or otherwise, as the case may be, his option will be exercisable for a period of 180 days after such termination to the extent the option was exercisable on the date of such termination (so long as the option is exercised prior to the date of its stated expiration). If the optionee dies or is disabled before the termination of his rights to exercise his option in accordance with the provisions of his stock option agreement, his option may be exercised according to its terms by his estate or personal representative or by a person who acquired the right to exercise the option by bequest or inheritance or by reason of the optionee's death; provided that the option is exercised within 180 days after the optionee's death or disability. The 1992 Plan provides that more restrictive terms than the foregoing concerning exercises following termination of service may be provided for in the particular stock option agreement.

    The 1992 Plan provides that if an optionee who is an employee (including any employee-director) retires in accordance with standard policies of the Corporation, all stock options held by the optionee will become fully exercisable and vested. If an option granted under the 1992 Plan terminates or expires without having been exercised in full, the unexercised shares subject to that option will be available for further grants of options under the 1992 Plan.

    The 1992 Plan provides that in the event of a "Change in Control" of the Corporation, all stock options will become fully exercisable and vested, regardless of provisions under option agreements requiring shares to be exercised in installments. "Change in Control" is defined as the occurrence of any of the following events: (i) a consolidation or merger in which the Corporation does not survive, unless the Corporation's stockholders retain the same proportionate common stock ownership in the surviving Corporation after the merger, or a sale of all or substantially all of the Corporation's assets, (ii) the approval by the Corporation's stockholders of a plan to dissolve or liquidate the Corporation, (iii) a third party acquires 50.1% or more of the Corporation's voting securities, or (iv) during any two-year period, persons who constituted a majority of the Board at the beginning of such period cease to serve as directors for any reason other than death, unless each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the two-year period.

ADJUSTMENTS

    The 1992 Plan provides that the number of shares issuable upon exercise of an option and the exercise price of such option are subject to such adjustments as the Corporation may deem appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, reorganization, sale of substantially all of the Corporation's assets, liquidation or such similar events or occurrence, of or by the Corporation. All stock options granted under the 1992 Plan may be canceled by the Board upon the reorganization, merger, consolidation, dissolution, liquidation or sale of substantially all of the assets of the Corporation, subject to each optionee's right to exercise his option for a period of 30 days immediately preceding the effective date of such event as to the shares of Common Stock covered by his stock option, including shares as to which such stock option would not otherwise be exercisable.

ADMINISTRATION OF THE 1992 PLAN

    The 1992 Plan is administered by the Compensation Committee of the Board. The Compensation Committee may grant options under the 1992 Plan and determine the terms of options granted to key employees. The current members of the Compensation Committee are Don Navarro, Chairman, John J. Fleming and Milan
Resanovich. The Board selects the members of the Compensation Committee from among disinterested members of the Board. Members of the Compensation Committee serve at the will of the Board and may be removed from the Compensation Committee at any time at the Board's discretion.

AMENDMENT OF THE 1992 PLAN

    The 1992 Plan provides that the Board may from time to time discontinue or further amend the 1992 Plan without the consent of the stockholders unless such discontinuance or amendment (i) materially increases the benefits accruing to participants under the 1992 Plan, (ii) materially increases the number of securities which may be issued under the 1992 Plan, or (iii) materially modifies the requirements as to eligibility for participation in the 1992 Plan.

CERTAIN FEDERAL INCOME TAX ASPECTS

    The following is a summary of the principal federal income tax consequences associated with grants of options under the 1992 Plan. It does not describe all federal income tax consequences under the 1992 Plan, nor does it describe foreign, state or local tax consequences. Each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the 1992 Plan.

    NONQUALIFIED STOCK OPTIONS. The 1992 Plan is not a "qualified plan" within the meaning of Section 401 of the Code. The granting of a nonqualified stock option will not result in federal income tax consequences to either the Corporation or the optionee. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Corporation will be entitled to a corresponding deduction.

    For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Corporation.

    INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to the Corporation at the time of the grant or exercise of an incentive stock option granted under the 1992 Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If these holding period requirements under the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition." In general, the optionee will recognize taxable income at the time of a disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of the lesser of the fair market value of the Common Stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over the exercise price and
(ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Corporation may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

    Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

    WITHHOLDING. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of options granted pursuant to the 1992 Plan. A participant must pay such taxes to the Corporation in cash or Common Stock prior to the receipt of any Common Stock certificates.

    The Board recommends that stockholders vote FOR the proposal to amend the 1992 Plan.

           PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent accountants to examine the consolidated financial statements of the Corporation for 1995. Stockholders are being asked to ratify this appointment. The Corporation has been informed that neither Ernst & Young LLP nor any of its partners have any direct financial interest or any material indirect financial interest in the Corporation nor have had any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

    The Board recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Corporation's independent accountants for 1995.

                                 OTHER MATTERS

    The Corporation will bear all costs of this proxy solicitation. In addition to soliciting proxies by mail, directors, executive officers and employees of the Corporation, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Corporation will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

    The Board does not know of any business to be presented for consideration at the Annual Meeting other than that stated in the accompanying Notice. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

    The Annual Report to Stockholders for the fiscal year ended December 31, 1994, which includes financial statements, is enclosed herewith. The Annual Report does not form a part of this Proxy Statement or the materials for the solicitation of proxies to be voted at the annual meeting.

    A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO IMCO RECYCLING INC., ATTN: PAUL V. DUFOUR, 5215 NORTH O'CONNOR BLVD., SUITE 940, CENTRAL TOWER AT WILLIAMS SQUARE, IRVING, TEXAS 75039, TELEPHONE (214) 869-6575. THE CORPORATION WILL ALSO FURNISH SUCH ANNUAL REPORT ON FORM 10-K TO ANY "BENEFICIAL OWNER" OF SUCH SECURITIES AT NO CHARGE UPON RECEIPT OF A WRITTEN REQUEST, ADDRESSED TO MR. DUFOUR CONTAINING A GOOD FAITH REPRESENTATION THAT, AT THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF SECURITIES OF THE CORPORATION ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1995. COPIES OF ANY EXHIBIT TO THE FORM 10-K WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE.

    Information contained in the Proxy Statement relating to the occupations and security holdings of directors and officers of the Corporation is based upon information received from the individual directors and officers.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                            By Order of the Board of Directors

                                                      PAUL V. DUFOUR
                                                        SECRETARY

Irving, Texas
April 10, 1995

                                                                      APPENDIX I

                              IMCO RECYCLING INC.
                             1992 STOCK OPTION PLAN
                         (As amended December 15, 1994)

                                    PURPOSE

    The purpose of the Plan is to attract and retain key employees, consultants, officers and directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options and Nonqualified Stock Options which will:

        (a) increase the interest of such employees, consultants, officers and directors in the Company's welfare;

        (b) furnish an incentive to such employees, consultants, officers and directors to continue their services for the Company; and

        (c) provide a means through which the Company may attract able persons to enter its employ or to serve as consultants, officers and directors.

                                   ARTICLE I

                                  DEFINITIONS

    For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

    1.1  "Board" means the board of directors of the Company.

    1.2 "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    1.3  "Code" means the Internal Revenue Code of 1986, as amended.

    1.4 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

    1.5  "Company" means IMCO Recycling Inc., a Delaware corporation.

    1.6 "Date of Grant" means the effective date on which an option is awarded to a Participant as set forth in the stock option agreement.

    1.7 "Eligible Participant" shall have the meaning set forth in Section 6.1 hereof.

    1.8 "Fair Market Value" of the Company's shares of Common Stock means (i) the closing price per share on any stock exchange on which the Common Stock is traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

    1.9 "Incentive Stock Option" means an option to purchase shares of Common Stock granted to an eligible Participant pursuant to Article V and which is intended to qualify as an incentive stock option under Section 422 of the Code.

    1.10  "1934 Act" means the Securities Exchange Act of 1934, as amended.

    1.11 "Nonqualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article IV or Article V and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

    1.12 "Participant" means any employee of the Company or any Subsidiary of the Company or any non-employee director, officer or consultant of the Company who is, or who is proposed to be, a recipient of a Stock Option.

    1.13 "Plan" means the IMCO Recycling Inc. 1992 Stock Option Plan, as it may be amended from time to time.

    1.14 "Reload Stock Option" means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 7.2 hereof.

    1.15 "Restricted Stock" shall have the meaning set forth in Section 7.3 hereof.

    1.16 "Restriction Period" shall have the meaning set forth in Section 7.3 hereof.

    1.17  "Spread" shall have the meaning set forth in Article XIII hereof.

    1.18 "Stock Dividend" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

    1.19 "Stock Options" shall mean any and all Incentive Stock Options, Nonqualified Stock Options and Reload Stock Options granted pursuant to the Plan.

    1.20 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                                   ARTICLE II

                                 ADMINISTRATION

    Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "disinterested person", as that term is defined in Rule 16b-3 promulgated under the 1934 Act.

    The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees, consultants, or officers of the Company to whom Stock Options will be granted, interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees, officers or consultants, or potential employees, officers or consultants, of the Company or any Subsidiary.

    The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Stock Options issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee may, in its absolute discretion (except with respect to Stock Options granted to the Company's non-employee directors pursuant to Article IV hereof) accelerate the date on which any Stock Option granted under the Plan becomes exercisable. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                  ARTICLE III

                             SHARES SUBJECT TO PLAN

    The Committee may not grant Stock Options under the Plan for more than 1,150,000 shares of Common Stock of the Company (as may be adjusted in accordance with Article XII or XIII hereof). Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.

                                   ARTICLE IV

                     NON-EMPLOYEE DIRECTORS' STOCK OPTIONS

    The provisions of this Article IV shall apply only to Nonqualified Stock Options granted under the Plan to non-employee directors of the Company.

    4.1    ELIGIBILITY.   Only non-employee  directors of  the Company  shall be
eligible to receive grants of Nonqualified Stock Options under this Article IV.

    4.2 GRANT OF STOCK OPTIONS. On December 15 of each year during the term of this Plan (or if such date is not a business day, then on the next succeeding business day thereafter), the Company shall grant to each non-employee director of the Company a Nonqualified Stock Option to purchase that number of shares of Common Stock determined by dividing the annual director's fee paid or accrued to be paid to that director with respect to the 12-month period immediately preceding such Date of Grant, by the Fair Market Value per share of the Common Stock on the Date of Grant. Each grant of Nonqualified Stock Options under this
Article IV shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Nonqualified Stock Option, the option exercise price, the term of the Nonqualified Stock Option and such other terms and provisions as are consistent with the Plan.

    4.3 OPTION PRICE. The option exercise price for a Nonqualified Stock Option granted under this Article IV shall be equal to the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the option exercise price of each Nonqualified Stock Option granted pursuant to this Article IV shall not be less than the par value per share of the Common Stock.

    4.4    OPTION PERIOD.   All  Nonqualified Stock  Options granted  under this
Article IV shall automatically vest and be exercisable in full after the expiration of six months from the Date of Grant. The period during which a Nonqualified Stock Option granted under this Article IV may be exercised shall expire ten years from the Date of Grant, unless sooner terminated pursuant to
Article VIII. No Nonqualified Stock Option granted under this Article IV may be exercised at any time after its term.

                                   ARTICLE V

             STOCK OPTIONS FOR EMPLOYEES, CONSULTANTS AND OFFICERS

    The provisions of this Article V shall apply only to Stock Options granted under the Plan to key employees, consultants and officers of the Company or any of its Subsidiaries, including directors who are employees of the Company and/or any of its Subsidiaries and non-employee officers of the Company and/or any of its Subsidiaries:

    5.1 ELIGIBILITY. The Committee shall, from time to time, select the particular key employees, consultants and officers of the Company and its Subsidiaries to whom the Stock Options provided under this Article V are to be granted and/or distributed in recognition of each such Participant's contribution to the Company's or the Subsidiary's success. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees, officers or consultants or potential employees, officers or consultants of the Company or a Subsidiary.

    5.2 GRANT OF STOCK OPTIONS. All grants of Stock Options under this Article V shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the stock option agreement shall also include provisions that may be necessary to assure that the option is an incentive stock option under the Code. The Company shall execute stock option agreements upon instructions from the Committee.

    5.3 OPTION PRICE. The option price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. The option price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes. Notwithstanding anything to the contrary contained in this Section 5.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

    5.4 OPTION PERIOD. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after its term. The Committee may provide for the exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee shall have the right to accelerate the time at which any Stock Option granted to an employee, consultant or officer (including an employee director) shall become exercisable. In the event of the retirement of an employee of the Company or a Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, all unmatured installments of Stock Options outstanding shall automatically be accelerated and exercisable in full in accordance with the provisions of Article VIII.

                                   ARTICLE VI

                       LIMITS ON INCENTIVE STOCK OPTIONS

    6.1 OPTION PERIOD. Notwithstanding the provisions of Sections 5.4 and 7.2 hereof, if a Participant eligible to receive a grant of an Incentive Stock Option under Section 422 of the Code (an "Eligible Participant") owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such Eligible Participant, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant. In addition, the option price of any such Incentive Stock Option granted to any such Eligible Participant owning more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

    6.2 LIMITATION ON EXERCISES OF SHARES SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code.

    6.3 DISQUALIFYING DISPOSITION. If stock acquired upon exercise of an Incentive Stock Option is disposed of by an Eligible Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to such Eligible Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Eligible Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by an Eligible Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of
Section 422 of the Code.

    6.4 TERMINATION. Notwithstanding the provisions of Article VIII, an Eligible Participant's Incentive Stock Options shall terminate no later than ninety (90) days after termination of such Participant's employment with the Company and its Subsidiaries; PROVIDED that if such employment terminates by reason of the death or total and permanent disability (as defined in Section 22(e) of the Code) of the Participant, then such Participant's Incentive Stock Options shall terminate no later than one hundred eighty (180) days after such termination by reason of death or disability.

                                  ARTICLE VII

                       EXERCISE OF STOCK OPTIONS; RELOAD
                        STOCK OPTIONS; RESTRICTED STOCK

    7.1 PAYMENT. Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the option price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the option price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.

    7.2 RELOAD STOCK OPTIONS. Subject to the terms of this Section 7.2, in the event that shares are delivered by a Participant in payment of all or a portion of the exercise price of a Stock Option as set forth in Section 7.1 and/or shares are delivered to or withheld by the Company in satisfaction of the Company's tax withholding obligations upon exercise in accordance with Section 15.7, then a Participant so exercising a Nonqualified Stock Option shall automatically be granted a Nonqualified Stock

Option and a Participant so exercising an Incentive Stock Option shall automatically be granted an Incentive Stock Option (in either case, a "Reload Stock Option"), to purchase that number of shares so delivered to or withheld by the Company, as the case may be, at an option exercise price equal to the Fair Market Value per share of the Common Stock on the date of exercise (subject to the provisions of Article VI regarding Incentive Stock Options and, in any event not less than the par value per share of the Common Stock). The option period for a Reload Stock Option will expire on the expiration date of the Stock Option it replaces (subject to the provisions in Article VI regarding Incentive Stock Options and the provisions of Article VIII), after which the Reload Stock Option cannot be exercised. The Date of Grant of a Reload Stock Option shall be the date that the Stock Option it replaces is exercised. A Reload Stock Option shall automatically vest and be exercisable in full after the expiration of six months from its Date of Grant. It shall be a condition to the grant of a Reload Stock Option that promptly after its Date of Grant, a stock option agreement shall be delivered to, and executed and delivered by the Participant and the Company which sets forth the total number of shares subject to the Reload Stock Option, the option price, the term of the Reload Stock Option and such other terms and provisions as are consistent with the Plan.

    7.3 RESTRICTED STOCK. In the event that a Participant exercises a stock option and receives a Reload Stock Option under Section 7.2, the following restrictions and conditions will apply to that number of the shares of Common Stock (the "Restricted Stock") issued to the Participant upon such exercise, which is equal to one-half of the sum of (i) the number of shares of Common Stock delivered by the Participant to the Company in payment of the exercise price, if any, plus (ii) the number of shares of Common Stock delivered to, or withheld by, the Company in satisfaction of the Company's tax withholding obligations under Section 15.7, if any:

        (a) RESTRICTION PERIOD. Subject to the other provisions of this Plan, each Participant shall not be permitted to sell, assign, transfer, pledge, exercise or place any encumbrance on shares of Restricted Stock and any Stock Dividends paid on or with respect to such Restricted Stock until the earliest to occur of any of the following events (such period of restriction being referred to herein as the "Restriction Period"):

            (i) the expiration of five  years from the date  of issuance of  the
                Restricted Stock in the name of the Participant;

            (ii) in  the case of an employee of the Company or a Subsidiary, the retirement of such Participant from the Company or the Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be;

            (iii) in the case of a non-employee director, officer or  consultant of the Company, the cessation of service to the Company of such Participant in such capacity;

            (iv) the death of such Participant;

            (v) the total  and  permanent  disability of  such  Participant  (as defined in Article VIII hereof); or

            (vi) a Change in Control of the Company.

        (b) RIGHTS WITH RESPECT TO RESTRICTED STOCK. Except as otherwise provided in the Plan, the Participant shall have, with respect to his or her Restricted Stock (and any Stock Dividends paid on such Restricted Stock), all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. Each Participant who is to receive Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, registered in the name of the Participant, which shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock, to read substantially in the following form:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the IMCO Recycling Inc. 1992 Stock Option Plan. A copy of such Plan is on file in the offices of IMCO Recycling Inc., 5215 North O'Connor Blvd., Suite 940, Irving, Texas 75039."

                                  ARTICLE VIII

                      TERMINATION OF EMPLOYMENT OR SERVICE

    In the event a Participant who is an employee of the Company (including any employee who is an officer or a director) or any Subsidiary shall cease to be employed by the Company or a Subsidiary, or a Participant who is a non-employee director or a non-employee officer or consultant of the Company or any Subsidiary shall cease to serve in his capacity as a director, officer or consultant, as the case may be, of the Company or any Subsidiary, for any reason other than death, disability or retirement, such Participant's Stock Options may be exercised by the Participant for a period of one hundred eighty (180) days after the Participant's termination of employment or service, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, except as provided in Section 6.4 with respect to Incentive Stock Options, a Participant's Stock Options may be exercised as follows in the event of such Participant's death, disability or retirement:

        (a)   DEATH.  In the event of death while employed or while serving as a
    (i) non-employee director, (ii) non-employee officer or (iii) consultant, as the case may be, the Stock Option may be exercised, for a period of one hundred eighty (180) days after the Participant's death or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of the Participant's death, by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death; and

        (b) DISABILITY OR RETIREMENT. In the event of termination of employment of an employee (or termination of service in the case of a (i) non-employee director, (ii) non-employee officer or (iii) consultant) as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or as the result of retirement in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, the Stock Option may be exercised by the Participant or his guardian for a period of one hundred eighty (180) days after such termination or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of such termination, after taking into account any acceleration of unmatured installments of Stock Options pursuant to
    Section 5.4.

Notwithstanding the foregoing, individual grants of Stock Options to Participants under the Plan may provide, pursuant to the terms of the particular stock option agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Options with respect to any termination of employment or service by such Participants.

                                   ARTICLE IX

                          AMENDMENT OR DISCONTINUANCE

    Subject to the limitations set forth in this Article IX, the Board may at any time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, provided that such action shall not, without obtaining the approval of the stockholders of the Company, (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing limitations, the Board may amend the Plan or modify the agreements evidencing same in order to comply with Section 16(b) of the 1934 Act and the rules and regulations promulgated thereunder, as amended from time to time. The Board may not amend the provisions of Article IV more than once during any six-month period unless such amendment is deemed necessary in order to comply with the provisions of the Code or the treasury regulations promulgated thereunder. The Committee may also substitute new Stock Options for Stock Options previously granted to employees of the Company or any of its Subsidiaries, including previously granted Stock Options having higher exercise prices.

                                   ARTICLE X

                               EFFECT OF THE PLAN

    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any director, officer, consultant or employee any right to be granted a Stock Option to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                   ARTICLE XI

                                      TERM

    The Plan shall be submitted to the Company's stockholders for their approval; PROVIDED, HOWEVER, that Stock Options may be granted under the Plan prior to the time of stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 15th day of December, 2002. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                  ARTICLE XII

                              CAPITAL ADJUSTMENTS

    If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

        (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

        (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

    Any fractional shares resulting  from any adjustment  made pursuant to  this
Article XII shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                  ARTICLE XIII

                   RECAPITALIZATION, MERGER AND CONSOLIDATION

        (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

        (c) In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, or of any proposed sale of substantially all of the assets of the Company, there may be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, the Board, in its sole discretion, may cancel all such Stock Options as of the effective date of any such reorganization, merger or consolidation, or of any such proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, and either:

           (i) give notice to each holder thereof or his personal representative of its intention to cancel such Stock Options and permit the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Options would not otherwise be exercisable; or

           (ii) pay the holder thereof an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in such transaction or as a result of such transaction, less the exercise price of such Stock Options. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

        (d) In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

        (e) Notwithstanding subsection (c) above of this Article XIII, in case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property or (ii) dissolve, liquidate, or wind up its affairs, then, provided that the Board so determines in its sole discretion, each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option, make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

        (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.

                                  ARTICLE XIV

                   OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS
                         GRANTED BY OTHER CORPORATIONS

    Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

    15.1 EXERCISE OF STOCK OPTIONS. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreements. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Stock Option if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished.

    15.2 NON-ASSIGNABILITY. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an

Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular stock option agreement so provides, by the Participant's guardian or legal representative.

    15.3 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

    15.4 ALLOTMENT OF SHARES. Except as otherwise set forth in Article IV, the Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options to Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

    15.5 NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

    15.6 STOCKHOLDERS' RIGHTS. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

    15.7 TAX REQUIREMENTS. Any employee who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option by a Participant who is an officer, director or 10% stockholder of the Company (as determined by reference to Section 16(b) of the 1934 Act and the rules promulgated thereunder), any obligation of such Participant to pay such taxes shall only be satisfied by the Company's withholding of that number of whole shares of Common Stock otherwise issuable upon such exercise which have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. With respect to the exercise of a Nonqualified Stock Option by any Participant who is not such an officer, director or 10% stockholder of the Company, such Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company and/or (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns and/or the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

    15.8 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE XVI

                                 EFFECTIVE DATE

    The effective date of the Plan shall be December 15, 1992, that is, the date on which it was first approved and adopted by the Board. Notwithstanding the amendment of this Plan effective as of December 15, 1994, neither the terms of the Stock Options outstanding as of such date nor the Agreements entered into by and between the Company and such relevant Participant in respect of such Stock Options, shall be deemed to be amended in any way.

                           *  *  *  *  *  *  *  *  *

                                REVOCABLE PROXY

                              IMCO RECYCLING INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoint(s) Frank H. Romanelli and Paul V. Dufour, or either of them, with full power of substitution, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of IMCO Recycling Inc. (the "Corporation") to be held on Friday, May 12, 1995, at the Central Tower at Williams Square, twenty-sixth floor, LaCima Club, Lakeside Room, 5215 North O'Connor Blvd., Irving, Texas, at 9:00 A.M., Central time, and any and all adjournments and postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows on the reverse side.

     This Proxy will be voted at the Annual Meeting or any adjournments or postponements thereof as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.


                         (CONTINUED ON REVERSE SIDE)

- - - -------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


1. Election of Directors:
   The election of the following nominees to the Board of Directors are Class I Directors, unless otherwise indicated below.

                                     (a) Don V. Ingram    (b) Thomas A. James    (c) Frank H. Romanelli

                                  IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR
        FOR           AGAINST     NOMINEE OR NOMINEES LISTED ABOVE, PLEASE SO INDICATE BY CLEARLY AND NEATLY LINING THROUGH
                                  OR STRIKING OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.
        / /             / /


2. Proposal to approve and adopt      3.  Proposal to ratify the appointment     4. In their discretion upon such
   certain amendments to the              of Ernst & Young LLP as the               other matters as may properly
   Corporation's 1992 Stock Option        independent public accountants of         come before the meeting or any
   Plan.                                  the Corporation for 1995.                 adjournment thereof.

     FOR    AGAINST    ABSTAIN              FOR    AGAINST    ABSTAIN            Please complete, date, sign and mail this Proxy
                                                                                 promptly in the enclosed envelope. No postage
     / /      / /        / /                / /      / /        / /              is required for mailing in the United States.

                                                                                 Dated ___________________________________ , 1995

                                                                                 ________________________________________________
                                                                                                     Signature

                                                                                 ________________________________________________
                                                                                                     Signature

                                                                                 IMPORTANT: Please date the Proxy and sign exactly
                                                                                 as your name appears on this Proxy. If shares are
                                                                                 held by joint tenants, both should sign. When
                                                                                 signing as attorney, executor, administrator,
                                                                                 trustee or guardian, please give full title as
               -----------------------------------------------                   such. If a corporation, please sign in full
               | PLEASE MARK INSIDE BLUE BOXES SO THAT DATA  |                   corporate name by president or other authorized
               | PROCESSING EQUIPMENT WILL RECORD YOUR VOTES |                   officer. If a partnership, please sign in
               -----------------------------------------------                   partnership name by authorized person.

- - - ----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE



               Dear Stockholder(s):

               Enclosed you will find material relative to the Corporation's 1995 Annual Meeting of Stockholders. The Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, as summarized on the attached proxy card.

               Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

               IMCO Recycling Inc.